Exhibit 99.1 - Supplemental Financial Information – Third fiscal quarter ended June 25, 2017.

201 N. Harrison St.
Davenport, IA 52801
www.lee.net

13 Weeks Ended (unaudited)
	June 25, 2017			June 26, 2016
(in thousands)	Consolidated	Lee Legacy	Pulitzer Inc.	Consolidated	Lee Legacy	Pulitzer Inc.
Operating revenue:
Advertising and marketing services	81,247	56,393	24,854	92,294	63,858	28,436
Subscription	47,410	32,757	14,653	47,160	32,330	14,830
Other	10,698	8,859	1,839	11,492	9,553	1,939
Total operating revenue	139,355	98,009	41,346	150,946	105,741	45,205
Operating expenses:
Compensation	51,577	39,702	11,875	57,218	43,246	13,972
Newsprint and ink	6,123	4,234	1,889	6,604	4,234	2,370
Other cash costs	48,571	29,236	19,335	53,356	30,454	22,902
Depreciation and amortization	10,296	7,392	2,904	10,868	7,707	3,161
Loss (gain) on sale of assets, net	(61)	(3)	(58)	(354)	18	(372)
Workforce adjustments and other	3,902	3,664	238	424	396	28
Total operating expenses	120,408	84,225	36,183	128,116	86,055	42,061
Equity in earnings of MNI and TNI	1,616	645	971	1,825	850	975
Operating income	20,563	14,429	6,134	24,655	20,536	4,119
Non-operating income (expense), net	(12,433)	(13,908)	1,475	(17,251)	(18,055)	804
Income tax expense	1,843	(921)	2,764	3,037	1,249	1,788
Net income	6,287	1,442	4,845	4,367	1,232	3,135

Adjusted EBITDA is a non-GAAP financial measure. Below is a reconciliation of adjusted EBITDA to net income, the most directly comparable measure under GAAP:

Net Income	6,287	1,442	4,845	4,367	1,232	3,135
Adjusted to exclude
Non-operating expenses, net	12,433	13,908	(1,475)	17,251	18,055	(804)
Income tax expense	1,843	(921)	2,764	3,037	1,249	1,788
Equity in earnings of TNI and MNI	(1,616)	(645)	(971)	(1,825)	(850)	(975)
Depreciation and amortization	10,296	7,392	2,904	10,868	7,707	3,161
Loss (gain) on sale of assets, net	(61)	(3)	(58)	(354)	18	(372)
Workforce adjustments and other	3,902	3,664	238	424	396	28
Stock compensation	481	481	—	550	550	—
Add:
Ownership share of TNI and MNI EBITDA (50%)	2,246	1,170	1,076	2,625	1,545	1,080
Adjusted EBITDA	35,811	26,488	9,323	36,943	29,902	7,041

Supplemental cash flow information
Distributions from MNI and TNI	1,713	500	1,213	3,251	1,750	1,501
Capital expenditures	(1,153)	(1,033)	(120)	(2,521)	(2,267)	(254)
Pension contributions	—	—	—	(826)	—	(826)
Cash income tax refunds (payments)	(441)	(441)	—	(4)	(4)	—
Interest income	77	77	—	141	141	—
Interest to be settled in cash	(14,330)	(10,565)	(3,765)	(15,783)	(11,724)	(4,059)
Debt financing and administrative costs	(371)	(371)	—	(376)	(376)	—

39 Weeks Ended (unaudited)
	June 25, 2017			June 26, 2016
(in thousands)	Consolidated	Lee Legacy	Pulitzer Inc.	Consolidated	Lee Legacy	Pulitzer Inc.
Operating revenue:
Advertising and marketing services	251,815	175,099	76,716	286,662	198,543	88,119
Subscription	141,306	98,123	43,183	144,249	99,169	45,080
Other	33,610	27,829	5,781	35,275	29,683	5,592
Total operating revenue	426,731	301,051	125,680	466,186	327,395	138,791
Operating expenses:
Compensation	159,047	121,893	37,154	174,733	132,848	41,885
Newsprint and ink	19,216	13,415	5,801	19,343	13,941	5,402
Other cash costs	150,109	88,697	61,412	166,332	95,491	70,841
Depreciation and amortization	30,993	22,192	8,801	32,752	23,015	9,737
Loss (gain) on sale of assets and other, net	(3,777)	(3,718)	(59)	(1,763)	151	(1,914)
Workforce adjustments and other	6,372	5,286	1,086	1,616	1,510	106
Total operating expenses	361,960	247,765	114,195	393,013	266,956	126,057
Equity in earnings of MNI and TNI	6,034	2,246	3,788	6,633	2,678	3,955
Operating income	70,805	55,532	15,273	79,806	63,117	16,689
Non-operating income (expense), net	(36,447)	(39,632)	3,185	(21,877)	(24,153)	2,276
Income tax expense	9,253	2,549	6,704	22,571	15,683	6,888
Net income	25,105	13,351	11,754	35,358	23,281	12,077

Adjusted EBITDA is a non-GAAP financial measure. Below is a reconciliation of adjusted EBITDA to net income, the most directly comparable measure under GAAP:

Net Income	25,105	13,351	11,754	35,358	23,281	12,077
Adjusted to exclude
Non-operating expenses, net	36,447	39,632	(3,185)	21,877	24,153	(2,276)
Income tax expense	9,253	2,549	6,704	22,571	15,683	6,888
Equity in earnings of TNI and MNI	(6,034)	(2,246)	(3,788)	(6,633)	(2,678)	(3,955)
Depreciation and amortization	30,993	22,192	8,801	32,752	23,015	9,737
Loss (gain) on sale of assets and other, net	(3,777)	(3,718)	(59)	(1,763)	151	(1,914)
Workforce adjustments and other	6,372	5,286	1,086	1,616	1,510	106
Stock compensation	1,564	1,564	—	1,714	1,714	—
Add:
Ownership share of TNI and MNI EBITDA (50%)	7,943	4,917	3,026	9,145	4,875	4,270
Adjusted EBITDA	107,866	83,527	24,339	116,637	91,704	24,933

Supplemental cash flow information:
Distributions from MNI and TNI	6,384	2,750	3,634	10,980	5,750	5,230
Capital expenditures	(3,232)	(2,912)	(320)	(5,792)	(5,113)	(679)
Pension contributions	—	—	—	(2,314)	—	(2,314)
Cash income tax refunds (payments)	(1,080)	(1,076)	(4)	(275)	(275)	—
Interest income	261	261	—	326	326	—
Interest to be settled in cash	(43,919)	(32,362)	(11,557)	(49,206)	(36,759)	(12,447)
Debt financing and administrative costs	(371)	(371)	—	(420)	(376)	(44)